UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2026

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 1, 2026, MNP LLP (“MNP”) resigned as the independent registered public accounting firm of Pineapple Financial Inc. (the “Company”), effective immediately.

MNP’s report on the Company’s consolidated financial statements for each of the fiscal years ended August 31, 2025, and August 31, 2024 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that MNP’s reports on the Company’s consolidated financial statements for each of the fiscal years ended August 31, 2025, and August 31, 2024 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year ended August 31, 2025, and the subsequent interim period through June 1, 2026: (i) there were no disagreements between the Company and MNP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements; and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided MNP with the disclosures under this Item 4.01(a) and has requested and received from MNP a copy of the letter addressed to the Securities and Exchange Commission stating that MNP agrees with the above statements. A copy of the letter from MNP is attached as Exhibit 16.1 to this Current Report on Form 8-K.

On June 1, 2026, the Company, with the approval of the Board and its Audit Committee, appointed Davidson & Company LLP (“Davidson & Co.”) as the Company’s new independent registered public accounting firm, effective immediately. During the Company’s two most recent fiscal years ended August 31, 2025 and 2024, and the subsequent interim period through June 1, 2026, neither the Company nor anyone acting on behalf of the Company had consulted Davidson & Co. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Davidson & Co. provide a written report or oral advice to the Company that Davidson & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

On May 31, 2026, the Company’s Board and its Audit Committee approved the Management Services and Advisory Agreement (“Agreement”), between the Company and Innovating Capital Management, LLC (the “Advisor”), pursuant to which the Company appointed the Advisor to provide certain asset management, consulting and advisory services to the Company and its subsidiaries, including the design, implementation and oversight of the Company’s digital asset treasury strategy. The Agreement has an initial term of one year, subject to automatic renewal for successive one-year periods and may be terminated by either party upon thirty days’ prior written notice. In connection with the foregoing, the Board also approved a Treasury Reserve Policy, effective May 31, 2026, establishing the governance, approval, execution, custody, reporting, and risk-management framework for the Company’s digital asset treasury strategy.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
16.1*	Letter from MNP LLP to the Securities and Exchange Commission, dated June 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2026

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer